                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 1999

                          BOLT TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)

                        Commission File Number 0-10723

    CONNECTICUT                                           06-0773922
(State or other jurisdiction of                        (I.R.S. Employer
of incorporation)                                      Identification No.)

                                Four Duke Place
                          Norwalk, Connecticut 06854
                   (Address of principal executive offices)
                                  (Zip Code)

                                (203) 853-0700
             (Registrant's telephone number, including area code)

                                Not applicable
         (Former name or former address, if changed since last report)

                                      (1)

Item 7.  Financial Statements and Exhibits.
(a)  Financial Statements of business acquired.
The following financial statements of A-G Geophysical Products, Inc. are included herein:
Independent Auditors' Report
Balance Sheets - September 30, 1998 and 1997
Statements of Income and Retained Earnings for the years ended September 30, 1998 and 1997
Statements of Cash Flows for the years ended September 30, 1998 and 1997 Notes to the Financial Statements
Balance Sheet - March 31, 1999 (unaudited)
Statements of Income and Retained Earnings for the six months ended March 31, 1999 and 1998 (unaudited)
Statements of Cash flows for the six months ended March 31, 1999 and 1998 (unaudited)
Notes to Unaudited Financial Statements.

(b)  Pro Forma Financial Information.
The following pro forma financial information of Bolt Technology Corporation is included herein:
Introduction
Pro forma Consolidated Balance Sheets - March 31, 1999 (unaudited)
Pro forma Consolidated Statements of Income for the year ended June 30, 1998 (unaudited)
Pro forma Consolidated Statements of Income for the nine months ended March 31, 1999 (unaudited)


                                      (2)

                                     A-G Geophysical Products, Inc.

                                     Financial Statements for the Years Ended
                                     September 30, 1998 and 1997 and Independent
                                     Auditors' Report

                                      (3)

A-G GEOPHYSICAL PRODUCTS, INC.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
INDEPENDENT AUDITORS' REPORT                                                   1

FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997:

 Balance Sheets                                                                3

 Statements of Income and Retained Earnings                                    4

 Statements of Cash Flows                                                      5

 Notes to Financial Statements                                                 6

FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND
 1998 (UNAUDITED):

 Balance Sheet (Unaudited)                                                    10

 Statements of Income and Retained Earnings (Unaudited)                       11

 Statements of Cash Flows (Unaudited)                                         12

 Notes to Unaudited Financial Statements                                      13

                                      (4)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
   A-G Geophysical Products, Inc.
Cypress, Texas

We have audited the accompanying balance sheet of A-G Geophysical Products, Inc. (the "Company") as of September 30, 1998, and we were engaged to audit the related statements of income and retained earnings and cash flows for the year then ended. We were also engaged to audit the balance sheet of the Company as of September 30, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express (or disclaim) an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Because we were engaged as auditors after September 30, 1997, we were not present to observe the taking of the physical inventories as of that date, nor have we been able to satisfy ourselves concerning the inventory quantities at September 30, 1997 and 1996 by means of other auditing procedures. Furthermore, in our judgment, the amounts of the inventories as of September 30, 1997 and 1996 materially affect the determination of the financial position as of September 30, 1997 and the results of operations and the cash flows for the years ended September 30, 1998 and 1997.

Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the financial position of the Company as of September 30, 1997 and on the results of operations and cash flows for the years ended September 30, 1998 and 1997.

                                      (5)

In our opinion, the accompanying 1998 balance sheet presents fairly, in all material respects, the financial position of the Company as of September 30, 1998 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
Houston, Texas
August 12, 1999

                                      (6)

A-G GEOPHYSICAL PRODUCTS, INC.

BALANCE SHEETS,
SEPTEMBER 30, 1998 AND 1997
---------------------------------------------------------------------------------------------------------------

ASSETS                                                                               1998               1997
CURRENT ASSETS:
 Cash and cash equivalents                                                        $  564,762         $  459,662
 Accounts receivable:
  Trade                                                                            1,720,813            985,190
  Other                                                                                  674
 Inventory                                                                         1,586,193            317,808
 Other current assets                                                                 55,399            132,475
                                                                                  ----------         ----------

        Total current assets                                                       3,927,841          1,895,135

PROPERTY AND EQUIPMENT, Net                                                        1,257,355          1,124,331
                                                                                  ----------         ----------

TOTAL                                                                             $5,185,196         $3,019,466
                                                                                  ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                                 $  320,156         $  180,333
 Accrued liabilities                                                               1,113,538            415,898
 Deferred tax liability                                                               10,639            136,000
                                                                                  ----------         ----------

        Total current liabilities                                                  1,444,333            732,231

STOCKHOLDERS' EQUITY:
 Common stock, no par value; 4,062 and 4,000 shares authorized,
  4,000 shares issued and outstanding in 1998 and 1997, respectively                   4,000              4,000
 Retained earnings                                                                 3,736,863          2,283,235
                                                                                  ----------         ----------

        Total stockholders' equity                                                 3,740,863          2,287,235
                                                                                  ----------         ----------

TOTAL                                                                             $5,185,196         $3,019,466
                                                                                  ==========         ==========

See notes to financial statements.

                                      (7)

A-G GEOPHYSICAL PRODUCTS, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
----------------------------------------------------------------------------------

                                                        1998                1997
REVENUES                                            $9,745,443          $6,389,377

COSTS AND EXPENSES:
 Cost of goods sold                                  2,804,701           2,822,395
 Selling, general and administrative                 4,665,639           2,714,833
 Depreciation and amortization                         155,807             115,385
                                                    ----------          ----------

        Total costs and expenses                     7,626,147           5,652,613
                                                    ----------          ----------

OTHER INCOME                                            83,171              10,900
                                                    ----------          ----------

INCOME BEFORE INCOME TAXES                           2,202,467             747,664

INCOME TAX EXPENSE:
  Current                                              874,200             116,000
  Deferred                                            (125,361)            136,000
                                                    ----------          ----------

NET INCOME                                           1,453,628             495,664

RETAINED EARNINGS, BEGINNING OF YEAR                 2,283,235           1,787,571
                                                    ----------          ----------

RETAINED EARNINGS, END OF YEAR                      $3,736,863          $2,283,235
                                                    ==========          ==========

See notes to financial statements.

                                      (8)

A-G GEOPHYSICAL PRODUCTS, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
-----------------------------------------------------------------------------------------------------

                                                                           1998                1997
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                            $ 1,453,628          $ 495,664
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                            155,807            115,385
  Gain on sale of assets                                                    (3,500)
  Leasehold abandonment                                                                        74,538
  Deferred taxes                                                          (125,361)           136,000
  Changes in assets and liabilities:
   Trade receivables                                                      (735,623)            68,241
   Other receivables                                                          (674)             5,409
   Inventory                                                            (1,268,385)              (218)
   Other current assets                                                     77,076           (110,867)
   Accounts payable                                                        139,823           (272,016)
   Accrued liabilities                                                     697,640            211,698
                                                                       -----------          ---------

        Net cash provided by operating activities                          390,431            723,834
                                                                       -----------          ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
 Capital expenditures                                                     (288,831)          (576,579)
 Proceeds from sale of assets                                                3,500
                                                                       -----------          ---------

        Net cash used in investing activities                             (285,331)          (576,579)
                                                                       -----------          ---------

INCREASE IN CASH AND CASH EQUIVALENTS                                      105,100            147,255

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                               459,662            312,407
                                                                       -----------          ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 $   564,762          $ 459,662
                                                                       ===========          =========

SUPPLEMENTAL CASH FLOW INFORMATION -
 Taxes paid                                                            $   420,000          $ 243,596
                                                                       ===========          =========

See notes to financial statements.

                                      (9)

A-G GEOPHYSICAL PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Organization - A-G Geophysical Products, Inc. (the "Company") was incorporated in Texas in 1978. The Company develops, manufactures and sells patented underwater electrical connectors and cables, air gun signature hydrophones and pressure transducers for the marine seismic industry.

   Cash and Cash Equivalents - Cash and cash equivalents consist of all cash balances and highly liquid investments which have an original maturity at purchase of three months or less.

   Accounts Receivables - The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been recorded as of September 30, 1998 and 1997. The Company has recorded $30 and $591 of bad debt expense for the years ended September 30, 1998 and 1997, respectively.

   Inventories - Inventories are valued at the lower of cost or market, with cost principally determined on an average-cost method which approximates the first-in first-out method.

   Property and Equipment - Property and equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method of accounting over the estimated useful lives of the assets. The estimated useful lives of the Company's assets are as follows:

               Leasehold improvements                            32 years
               Machinery and equipment                         7-10 years
               Furniture and fixtures                             7 years
               Automobiles and vehicles                           5 years

   Ordinary maintenance and repairs are charged to income, and expenditures which extend the physical or economic lives of the assets are capitalized. Gains or losses on disposition of assets sold are recognized in income, and the related assets and accumulated depreciation accounts are adjusted accordingly.

   Revenue Recognition - The Company recognizes revenue in the period that products are shipped to third-party customers.

   Impairments of Long-Lived Assets - The Company evaluates it's long-lived assets for impairment based on the recoverability of the assets carrying value. When it is probable that the undiscounted future cash flows will not be sufficient to recover the carrying amount, the asset is written down to its fair market value.

                                     (10)

   Use of Estimates - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying results. Actual results could differ from these estimates.

   New Accounting Pronouncement - In June 1998 the Financial Accounting Standards Board issued a new disclosure standard, Statement of Financial Accounting Standards ("SFAS") No. 133. "Accounting for Derivative Instruments and Hedging Activities." This new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The effect of adoption of SFAS 133 has not been determined.

2. INVENTORY

   Inventory consisted of the following:

                                                                    SEPTEMBER 30,
                                                            ----------------------------
                                                                 1998             1997
     Raw materials and subassembles                          $1,482,205         $317,808
     Work-in-progress                                            88,331
     Finished goods                                              15,657
                                                             ----------         --------

     Total                                                   $1,586,193         $317,808
                                                             ==========         ========

3. INCOME TAXES

   The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the use of the "liability method." Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying value of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by using enacted tax rates that are applicable to the future years in which deferred tax assets or liabilities are expected to be realized or settled.

   Income tax expense differs from the amount computed by applying the statutory federal income tax rate to income before income taxes because of nondeductible expenses. The components of the deferred tax liabilities relate primarily to accruals and differences in periods in which revenue was recognized between tax and financial reporting purposes.

                                     (11)

4. PROPERTY AND EQUIPMENT

   A summary of property and equipment is as follows:

                                                                          SEPTEMBER 30,
                                                                ------------------------------
                                                                    1998                1997
     Machinery and equipment                                    $1,310,355          $1,145,874
     Furniture and fixtures                                        160,450             141,635
     Automobiles and vehicles                                       83,619              67,719
     Leasehold improvements                                        492,720             417,325
                                                                ----------          ----------

     Total                                                       2,047,144           1,772,553

     Less accumulated depreciation and amortization               (789,789)           (648,222)
                                                                ----------          ----------

     Total                                                      $1,257,355          $1,124,331
                                                                ==========          ==========

5. EMPLOYEE BENEFIT PLANS

   During 1997 and 1998 the Company provided a defined benefit plan and a defined contribution plan for all eligible employees who had completed one year of service and attained the age of 21. Both plans became effective on January 1, 1995. In connection with the sale of the Company (see Note 8), applications for the termination of the plans were filed with the Internal Revenue Service on July 9, 1999. The proposed date of termination in the respective applications was May 31, 1999. Contributions made by the Company in 1998 and 1997 were approximately $114,000 and $114,000 to the defined benefit plan and approximately $78,000 and $63,000 to the defined contribution plan, respectively. In connection with the termination of the plans, the Company has not received nor does it anticipate receiving any funds from the plans. The net assets of the defined contribution plan at the termination date were approximately $215,000. The net assets of the defined benefit plan available to pay benefits at the termination date were approximately $479,000 and the related distributable benefits were approximately $350,000. The assets of both plans are invested principally in unallocated contracts with insurance companies or cash accounts.

6. TRANSACTIONS WITH RELATED PARTIES

   During 1997 the Company entered into a lease agreement with a stockholder. The Company makes monthly lease payments of $9,000 to a stockholder to rent office space and a manufacturing facility. The Company is also responsible for the related property tax on the facility. Total lease and tax obligations paid or accrued to or on behalf of the stockholder was $108,000 and $45,000 for the period ended September 30, 1998 and 1997, respectively. The Company incurred salary expenses to a stockholder of approximately $1,719,000 and $963,000 for the years ended September 30, 1998 and 1997, respectively, and salary expenses to close relatives of the stockholder of approximately $161,000 and $172,000 for the years ended September 30, 1998 and 1997, respectively. In addition, during 1998, the Company paid the stockholder $100,000 for consultation and management of the facilities construction.

                                     (12)

7. COMMITMENTS AND CONTINGENCIES

   The Company is involved in various legal proceedings arising in the normal course of business. In the opinion of management, the Company's liability, if any, in these pending actions would not have a material adverse effect on the financial position, operating results, or cash flows of the Company.

8. SUBSEQUENT EVENTS

   On April 20, 1999, the Company's stockholders agreed to sell all of the outstanding stock of the Company to Bolt Technology Corporation for an aggregate purchase price of approximately $13.8 million.

                                     (13)

A-G GEOPHYSICAL PRODUCTS, INC.

BALANCE SHEET
--------------------------------------------------------------------------------

                                                                                        March 31,
                                                                                        1999
ASSETS                                                                                  (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                                             $1,685,130
  Accounts receivable:
   Trade (less allowance of $70,000)                                                     1,288,952
  Inventory                                                                              2,043,290
  Other current assets                                                                      43,069
                                                                                        ----------

          Total current assets                                                           5,060,441

PROPERTY AND EQUIPMENT, Net                                                              1,194,223

OTHER ASSETS                                                                                11,000
                                                                                        ----------

TOTAL                                                                                   $6,265,664
                                                                                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                      $  172,594
  Accrued liabilities                                                                    1,088,550
  Deferred tax liability                                                                    10,639
                                                                                        ----------

          Total current liabilities                                                      1,271,783

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 4,062 shares authorized, 4,000 shares issued
   and outstanding at March 31, 1999                                                         4,000
  Retained earnings                                                                      4,989,881
                                                                                        ----------

          Total stockholders' equity                                                     4,993,881
                                                                                        ----------

TOTAL                                                                                   $6,265,664
                                                                                        ==========

See notes to financial statements.

                                     (14)

A-G GEOPHYSICAL PRODUCTS, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR SIX MONTHS ENDED MARCH 30, 1999 AND 1998 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                   1999                1998

REVENUES                                                                        $4,498,407         $4,232,931

COSTS AND EXPENSES:
   Cost of goods sold                                                            1,376,409          1,718,060
   Selling, general and administrative                                           1,130,576          1,209,906
   Depreciation and amortization                                                    84,378             76,227
                                                                                ----------         ----------

                Total costs and expenses                                         2,591,363          3,004,193
                                                                                ----------         ----------

OTHER INCOME                                                                        21,863             51,040
                                                                                ----------         ----------

INCOME BEFORE INCOME TAXES                                                       1,928,907          1,279,778

INCOME TAX EXPENSE                                                                 675,889            435,125
                                                                                ----------         ----------

NET INCOME                                                                       1,253,018            844,653

RETAINED EARNINGS, BEGINNING OF PERIOD                                           3,736,863          2,283,235
                                                                                ----------         ----------

RETAINED EARNINGS, END OF PERIOD                                                $4,989,881         $3,127,888
                                                                                ==========         ==========

See notes to financial statements.

                                     (15)

A-G GEOPHYSICAL PRODUCTS, INC.

STATEMENTS OF CASH FLOWS
FOR SIX MONTHS ENDED MARCH 30, 1999 AND 1998 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                       1999                1998
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                      $1,253,018          $ 844,653
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                    84,378             76,227
      Gain on sale of assets and other                                                (11,000)            (3,500)
      Allowance for doubtful accounts                                                  70,000
      Changes in assets and liabilities:
         Trade receivables                                                            361,861           (466,060)
         Other receivables                                                                674             (5,922)
         Inventory                                                                   (457,097)           (30,770)
         Other current assets                                                          12,330            (54,929)
         Accounts payable                                                            (147,562)           126,827
         Accrued liabilities                                                          (24,988)           125,197
                                                                                   ----------          ---------

                Net cash provided by operating activities                           1,141,614            611,723
                                                                                   ----------          ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Capital expenditures                                                               (21,246)          (198,230)
   Proceeds from sale of assets                                                                            3,500
                                                                                   ----------          ---------

                Net cash used in investing activities                                 (21,246)          (194,730)
                                                                                   ----------          ---------

INCREASE IN CASH AND CASH EQUIVALENTS                                               1,120,368            416,993

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                        564,762            459,662
                                                                                   ----------          ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                           $1,685,130          $ 876,655
                                                                                   ==========          =========

SUPPLEMENTAL CASH FLOW INFORMATION -
   Taxes paid                                                                      $  344,600          $  20,000
                                                                                   ==========          =========

See notes to financial statements.

                                     (16)

A-G GEOPHYSICAL PRODUCTS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 30, 1999 AND 1998
--------------------------------------------------------------------------------

1. GENERAL

   Organization - A-G Geophysical Products, Inc. (the "Company") was incorporated in Texas in 1978. The Company develops, manufactures, and sells patented underwater electrical connectors and cables, air gun signature hydrophones, and pressure transducers for the marine seismic industry.

   Interim Financial Information - The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all disclosures required by generally accepted accounting principles for complete financial statements. The financial information has not been audited but, in the opinion of management, includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the balance sheets, statements of income, and statements of cash flows at the dates and for the periods indicated. Results of operations for interim periods are not necessarily indicative of results of operations for the respective full years.

2. INVENTORY

   Inventory consisted of the following:

                                                                    March 31,
                                                                       1999
                                                                   (Unaudited)
Raw materials and subassemblies                                    $1,797,949
Work-in-progress                                                      188,189
Finished goods                                                         57,152
                                                                   ----------

Total                                                              $2,043,290
                                                                   ==========

3. EMPLOYEE BENEFIT PLANS

   During 1998 and 1999 the Company provided a defined benefit plan and a defined contribution plan for all eligible employees who had completed one year of service and attained the age of 21. Both plans became effective on January 1, 1995. In connection with the sale of the Company (see Note 5), applications for the termination of the plans were filed with the Internal Revenue Service on July 9, 1999. The proposed date of termination in the respective applications was May 31, 1999. In connection with the termination of the plans, the Company has not received nor does it anticipate receiving any funds from the plans. The net assets of the defined contribution plan at the termination date were approximately $215,000. The net assets of the defined benefit plan available to pay benefits at the termination date were approximately $479,000 and the related distributable benefits were approximately $350,000. The assets of both plans are invested principally in unallocated contracts with insurance companies or cash accounts.

                                     (17)

4. COMMITMENTS AND CONTINGENCIES

   The Company is involved in various legal proceedings arising in the normal course of business. In the opinion of management, the Company's liability, if any, in these pending actions would not have a material adverse effect on the financial position, operating results, or cash flows of the Company.

5. SUBSEQUENT EVENTS

   On April 20, 1999, the Company's stockholders agreed to sell all of the outstanding stock of the Company to Bolt Technology Corporation for an aggregate purchase price of approximately $13.8 million.

                                     ******

                                     (18)

                  Pro Forma Consolidated Financial Statements
                                 ( Unaudited)

Introduction
------------

On April 20, 1999, Bolt Technology Corporation, (the "Company"), a Connecticut corporation, acquired A-G Geophysical Products, Inc. ("AG"). This acquisition was effected by the Company acquiring all of the outstanding stock of AG from Albert H. Gerrans, Jr., Stephen Clay and Robert Bernard. A G is a leading developer and manufacturer of patented underwater electrical connectors and cables, air gun signature hydrophones and pressure transducers for the marine seismic industry.

The aggregate consideration paid by the Company for the acquisition described above was $13,783,000 and consisted of $6,100,000 of cash; 63,492 shares of the Company's common stock valued at $500,000; a note to Mr. Gerrans for $7,000,000 and acquisition costs of $183,000. The Company used its cash to fund the cash portion of the consideration.

The purchase price for shares of AG capital stock was determined through arms' length negotiations between management of the Company on the one hand and AG and AG's stockholders on the other hand. Neither AG nor its stockholders had any material relationship prior to acquisition with the Company, any affiliates of the Company, any director or officer of the Company or any associate of any such director or officer.

To effect the acquisition, certain terms and financial covenants of the Company's unsecured line of credit with Fleet National Bank were modified.

The accompanying unaudited pro forma consolidated balance sheets of the Company as of March 31, 1999 gives effect to the acquisition of AG which was completed April 20, 1999 and the financing of the acquisition, as if the transaction had occurred on March 31, 1999.

The accompanying unaudited pro forma consolidated statements of income for the year ended June 30, 1998 and for the nine months ended March 31, 1999 give effect to the acquisition of AG and the financing thereof, as if the transaction had occurred on July 1, 1997. The unaudited pro forma consolidated statements of income for the year ended June 30, 1998 combine the results of operations of the Company for the twelve months ended June 30, 1998 and the results of operations of AG for the twelve months ended September 30, 1998. The unaudited pro forma consolidated statements of income for the nine months ended March 31, 1999 combine the results of operations of both the Company and AG for the period July 1, 1998 to March 31, 1999.

The pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

The pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes included in the Company's annual report on Form 10-K for the year ended June 30, 1998.

                                     (19)

                          Bolt Technology Corporation
                     Pro Forma Consolidated Balance Sheets
                                March 31, 1999
                                  (Unaudited)

                                 Bolt Technology      AG Geophysical       Pro Forma         Pro Forma
                                   Corporation       Products, Inc. (a)  Adjustments (b)    Consolidated
                                ----------------    -----------------   ----------------    ------------

                                                      Assets
Current Assets:
Cash and cash equivalents         $ 6,326,000         $1,685,000          $(6,100,000)(c)     $ 1,911,000
Accounts receivable, net            3,102,000          1,289,000                                4,391,000
Inventories                         2,750,000          2,043,000              500,000 (d)       5,293,000
Deferred income taxes and
 other current assets               1,031,000             43,000                                1,074,000
                                  -----------         ----------           -----------         ----------
Total current assets               13,209,000          5,060,000           (5,600,000)         12,669,000
                                  -----------         ----------           -----------         -----------

Plant and equipment, net              235,000          1,194,000               69,000 (e)       1,498,000
Goodwill, net                       4,172,000                  -            8,600,000 (c)      12,772,000
Deferred income taxes               1,914,000                  -             (185,000)(c)       1,729,000
Other assets                          132,000             11,000                                  143,000
                                  -----------         ----------          -----------          ----------
Total Assets                      $19,662,000         $6,265,000          $ 2,884,000         $28,811,000
                                  ===========         ==========          ===========         ===========

                                         Liabilities and Stockholders' Equity

Current Liabilities:

Current portion of debt           $         -         $        -          $ 1,700,000 (c)     $ 1,700,000
Accounts payable                    1,024,000             80,000                    -           1,104,000
Accrued liabilities                 1,530,000            329,000              283,000 (c)       2,142,000
Income taxes payable                        -            862,000               95,000 (c)         957,000
                                  -----------         ----------          -----------         -----------
Total current liabilities           2,554,000          1,271,000            2,078,000 (c)       5,903,000
                                  -----------         ----------          -----------         -----------
Long-term debt                              -                  -            5,300,000 (c)       5,300,000

Stockholders' Equity:

Common stock                       25,617,000              4,000              496,000 (c)      26,117,000
Retained earnings (deficit)        (8,509,000)         4,990,000           (4,990,000)(c)      (8,509,000)
                                  -----------         ----------          -----------         -----------
Total stockholders' equity         17,108,000          4,994,000           (4,494,000)         17,608,000
                                  -----------         ----------          -----------         -----------
Total liabilities and
    stockholders' equity          $19,662,000         $6,265,000          $ 2,884,000         $28,811,000
                                  ===========         ==========          ===========         ===========

                                     (20)

                          Bolt Technology Corporation
                  Pro Forma Consolidated Statements Of Income
                       For the Year Ended June 30, 1998
                                  (Unaudited)

                            Bolt Technology     G Geophysical     Pro Forma       Pro Forma
                              Corporation       Products, Inc.   Adjustments     Consolidated
                            ---------------     --------------   -----------     ------------
Revenues:

Sales                       $    18,053,000     $    9,745,000   $  (310,000)(b) $ 27,488,000
                            ---------------     --------------   -----------     ------------

Cost and Expenses:

Cost of sales (a)                 9,745,000          2,960,000      (310,000)(b)   12,434,000
                                                                      39,000 (c)

Research and development            216,000                  -                        216,000
Selling, general and
   administrative                 3,300,000          4,666,000    (1,499,000)(d)    6,467,000
Interest (income) expense,
   net                              (98,000)           (83,000)      629,000 (e)      448,000
Amortization of intangibles         114,000                  -       430,000 (f)      544,000
                            ---------------     --------------   -----------     ------------
                                 13,277,000          7,543,000      (711,000)      20,109,000
                            ---------------     --------------   -----------     ------------

Income  before taxes              4,776,000          2,202,000       401,000        7,379,000
Provision (benefit)
 for income taxes                  (358,000)           749,000       282,000 (g)      673,000
                            ---------------     --------------   -----------     ------------
Net Income                  $     5,134,000     $    1,453,000   $   119,000     $  6,706,000
                            ===============     ==============   ===========     ============


Earnings per share: (h)
Basic earnings per share    $          1.00                                      $       1.29
Diluted earnings per share  $          0.97                                      $       1.25
Shares outstanding- basic         5,146,185                                         5,209,677
Shares outstanding- diluted       5,287,355                                         5,350,847

                                     (21)

                          Bolt Technology Corporation
                  Pro Forma Consolidated Statements Of Income
                   For The Nine Months Ended March 31, 1999
                                  (Unaudited)


                                  Bolt Technology        AG Geophysical          Pro Forma            Pro Forma
                                    Corporation          Products, Inc.         Adjustments         Consolidated
                                    -----------          --------------         -----------         ------------
Revenues:

 Sales                            $  15,827,000          $    7,308,000         $   (75,000)(b)     $23,060,000
                                  -------------          --------------         -----------         -----------

Cost and Expenses:

 Cost of sales (a)                    8,149,000               2,361,000             (75,000)(b)      10,464,000
                                                                                     29,000 (c)

 Research and development               289,000                       -                   -             289,000
 Selling, general and
   administrative                     2,737,000               3,608,000          (1,634,000)(d)       4,711,000
 Interest (income) expense,
    net                                (109,000)                (22,000)            397,000 (e)         266,000
 Amortization of intangibles            171,000                       -             322,000 (f)         493,000
                                  -------------          --------------         -----------         -----------
                                     11,237,000               5,947,000            (961,000)         16,223,000
                                  -------------          --------------         -----------         -----------

Income  before taxes                  4,590,000               1,361,000             886,000           6,837,000
Provision for income taxes              566,000                 483,000             410,000 (g)       1,459,000
                                  -------------          --------------         -----------         -----------

  Net Income                      $   4,024,000          $      878,000         $   476,000         $ 5,378,000
                                  =============          ==============         ===========         ===========



Earnings per share: (h)
Basic earnings per share          $        0.76                                                     $      1.01
Diluted earnings per share        $        0.75                                                     $      0.99
Shares outstanding- basic             5,267,415                                                       5,330,907
Shares outstanding- diluted           5,363,079                                                       5,426,571


                                     (22)

Pro Forma Adjustments.

Balance Sheet Adjustments.

a. Represents historical cost of assets and liabilities of AG at March 31, 1999.

b. The allocation of the acquisition cost to the net assets of AG is based on estimated fair values of its assets and liabilities. The allocation is subject to revision based upon final determination of fair values of the assets and liabilities. However, it is expected that any changes would not have a material effect on the pro forma combined financial statements included herein.

The following table presents the allocation of the purchase price of AG.

            Cash cost of acquisition          $ 6,100,000
            Issuance of common stock              500,000
            Issuance of debt                    7,000,000
            Other acquisition costs               183,000
                                              -----------
                                              $13,783,000
                                              ===========

            Net assets acquired               $ 4,994,000
            Fair value adjustments:
               Inventories                        500,000
               Plant and equipment                 69,000
               Goodwill                         8,600,000
               Accrued liabilities               (100,000)
               Income taxes payable               (95,000)
               Deferred income taxes             (185,000)
                                              -----------
                                              $13,783,000
                                              ===========

c. Records consideration paid for AG including issuance of debt and common stock; eliminates equity of AG and records goodwill.

d.  Adjusts carrying value of inventories to fair market value.

e.  Adjusts carrying value of plant and equipment to fair market value.

                                     (23)

Statement of Income adjustments:

a. The expense recognition of the inventory write-up to fair market value is expected to result in a charge to cost of sales of $500,000 in the first year subsequent to the acquisition. This nonrecurring charge is not reflected in the Pro Forma Consolidated Statement of Income.

b.  Elimination of intercompany sales and related cost of sales.

c. Adjusts depreciation expense based upon adjusted carrying values of machinery and equipment and leasehold improvements.

d. Adjusts compensation to former owner of AG to current levels of compensation.

e. Records interest expense relating to $7,000,000 note issued as part of the purchase price and reduction in interest income from short-term investments used for cash portion of purchase price. The note bears interest at 8.25% and requires quarterly principal payments of $425,000.

f. Records the amortization of the excess of cost over net assets acquired using estimated life of 20 years on the straight line basis.

g.  Records provision for income taxes at the statutory rate of 34%.

h. Earnings per share is calculated by dividing net income by the pro forma weighted average shares outstanding during the period. The pro forma weighted average shares outstanding during the period is calculated as follows:

                                                       Year Ended    Nine Months Ended
                                                      June 30, 1998    March 31, 1999
                                                      -------------  -----------------
          Basic:
          Weighted average shares outstanding            5,146,185        5,267,415
          Shares issued for acquisition                     63,492           63,492
                                                         ---------        ---------
                                                         5,209,677        5,330,907
                                                         =========        =========

          Diluted:
          Weighted average shares outstanding            5,146,185        5,267,415
          Shares issued for acquisition                     63,492           63,492
          Common stock equivalents - stock options         141,170           95,664
                                                         ---------        ---------
                                                         5,350,847        5,426,571
                                                         =========        =========

                                     (24)

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BOLT TECHNOLOGY

                                     By: /s/ Alan Levy
                                        --------------
                                             Alan Levy
                                         Vice President - Finance

September 7, 1999

                                     (25)